Exhibit 10.8

ARGUS CAPITAL CORP.
3 Columbus Circle, 24th Floor
New York, NY 10019

[  ], 2021

Argus Sponsor LLC

3 Columbus Circle, 24th Floor
New York, NY 10019

INLO Ventures LLC

3 Columbus Circle, 24th Floor
New York, NY 10019

Re:	Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) by and among Argus Capital Corp. (the “Company”), Argus Sponsor LLC (the “Sponsor”) and INLO Ventures LLC, an affiliate of the Sponsor (“INLO Ventures”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the Nasdaq Capital Market LLC (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1.       INLO Ventures shall make available, or cause to be made available, to the Company, at 3 Columbus Circle, 24th Floor, New York, NY 10019 (or any successor location), office space and secretarial and administrative services as may be reasonably required by the Company. In exchange therefor, the Company shall pay INLO Ventures $20,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

2.       INLO Ventures and the Sponsor each hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or

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satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or between the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York.

[Signature Page Follows]

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Very truly yours,

ARGUS CAPITAL CORP.

By:
Name:
Title:

AGREED AND ACCEPTED BY:

ARGUS SPONSOR LLC

By:
Name:
Title:

INLO VENTURES LLC

By:
Name:
Title:

[Signature Page to Administrative Services Agreement]

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